UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

AXIL BRANDS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41958	47-4125218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Fremont Avenue, Unit 158, Alhambra, CA 91803

(Address of principal executive offices, including ZIP code)

(888) 638-8883

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AXIL	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 29, 2024, the Board of Directors of AXIL Brands, Inc. (the “Company”) appointed Jeff Brown, Chief Operating Officer of the Company, as Chief Financial Officer and Chief Operating Officer of the Company, effective as of May 1, 2024. As of such date, Mr. Brown will serve as principal financial officer and principal accounting officer of the Company. Mr. Brown will also continue to serve as a director of the Company. Effective April 30, 2024, Monica Diaz Brickell left the Company, including her position as the Chief Financial Officer of the Company.

Biographical information regarding Mr. Brown has been previously disclosed in the Company’s Annual Report on Form 10-K for the year ended May 31, 2023, as filed with the Securities and Exchange Commission on August 21, 2023, which information is incorporated herein by reference. There were no changes to the Company’s compensation arrangements with Mr. Brown as a result of his appointment as Chief Financial Officer. There are no arrangements or understandings between Mr. Brown and any other person pursuant to which he was selected for his position. In addition, there are no family relationships between Mr. Brown and any directors or executive officers of the Company, and no transactions are required to be reported under Item 404(a) of Regulation S-K between Mr. Brown and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIL BRANDS, INC.

Date: May 3, 2024	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chief Executive Officer